UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2016

UNUM GROUP

(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices)(Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2016, Thomas R. Watjen, non-executive Chairman of the Board of Directors of Unum Group (the “Company”), informed the Board of Directors of his decision not to stand for re-election as a director at the Company’s 2017 Annual Meeting of Shareholders, which is expected to be held in May 2017 (the “Annual Meeting”). Mr. Watjen will retire from the Board of Directors effective upon the expiration of his term at the Annual Meeting. After receiving notice of Mr. Watjen’s decision, the Board of Directors appointed Kevin T. Kabat, the current Lead Independent Director of the Board, to succeed Mr. Watjen as non-executive Chairman, effective upon Mr. Watjen’s retirement and contingent on Mr. Kabat’s re-election as a director by shareholders. A copy of the Company’s news release announcing Mr. Watjen’s retirement and Mr. Kabat’s appointment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed with this report:

99.1	News release of Unum Group dated December 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: December 8, 2016	By:	/s/ J. Paul Jullienne
Name: J. Paul Jullienne
Title: Vice President, Managing Counsel
and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News release of Unum Group dated December 8, 2016.